UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________________________________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 17, 2026
__________________________________________________________________
Viant Technology Inc.
(Exact name of registrant as specified in its charter)
__________________________________________________________________

Delaware	001-40015	85-3447553
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2722 Michelson Drive, Suite 100
Irvine, CA, 92612
(Address of principal executive offices and zip code)
(949) 861-8888
Registrant’s telephone number, including area code
__________________________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.001 per share	DSP	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.
On September 17, 2026, Viant Technology Inc. (the “Company”) announced that the Company and a stockholder of the Company have determined not to proceed with the previously announced underwritten public offering of 8,500,000 shares of the Company’s Class A common stock to be sold by the stockholder, together with the related 30-day option granted to the underwriters to purchase up to 1,275,000 additional shares of Class A common stock from the Company. The decision to withdraw the offering was made in light of current market conditions. The Company does not intend to file a final prospectus supplement with the Securities and Exchange Commission in connection with the offering, and no shares of Class A common stock were sold in the offering. No shares of Class A common stock have been sold or will be sold pursuant to the offering.
The information included in Item 7.01 of this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section and shall not be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise expressly stated in such filing.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VIANT TECHNOLOGY INC.

Date: September 17, 2026	By:	/s/ Tim Vanderhook
Tim Vanderhook
Chief Executive Officer and Chairman
(Principal Executive Officer)
2